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                                                                    EXHIBIT 23.1



INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-64274, 33-65238, 33-81766, 333-35229 and 333-36569) and on Form S-3 (No. 333-46909) of Cross
Timbers Oil Company of our report dated March 18, 1998, included in the Annual Report on Form 10-K of Cross Timbers Oil Company for the year ended December 31, 1997.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
March 30, 1998